Exhibit 4.1

WARRANT AGREEMENT

This WARRANT AGREEMENT, (this “Agreement”) is dated as of April 25, 2025, by and among M-TRON INDUSTRIES, INC., a Delaware corporation (the “Company”), COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (the “Trust Company”, and together with Computershare, the “Warrant Agent”).

WITNESSETH

WHEREAS, the Company’s Board of Directors has declared a dividend of warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued on April 25, 2025 (the “Issuance Date”) for each share of Common Stock issued and outstanding at the Close of Business (as defined below) on March 10, 2025, and five (5) Warrants shall be exercisable to purchase one (1) share of Common Stock at the Exercise Price (as defined below), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Exchange Act.

(b)	“Basic Warrant Exercise Right” means the right to exercise each Warrant, not including any Over-Subscription Privilege.

(c)

“Business Day” means any day other than a Saturday, Sunday, any day which is a federal legal holiday in the United States or a day on which the New York Stock Exchange or banking institutions in the state of New York are authorized or obligated by law or executive order to close.

(d)	“Calendar Expiration Date” means April 25, 2028.

(e)

“Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)	“Exercise Price” means $47.50 per share of Common Stock, as adjusted from time to time pursuant to Section 10 hereof.

(h)

“Fair Market Value” of any property, securities or assets means the fair market value of such property, securities or assets, taking into account, among other things, any consideration received by the Company or a subsidiary therefor, as determined in good faith by the Company’s Board of Directors (which good faith determination shall be conclusive and binding).

(i)	“Market Price” means, for any date, the average VWAP for the Common Stock for each of the consecutive ten (10) Trading Days immediately prior to such date.

(j)

“Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(k)	“Securities Act” means the Securities Act of 1933, as amended.

(l)	“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

(m)	“Trading Market” means each of NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(n)

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the security is then listed or quoted on a Trading Market, the daily volume weighted average price of the security for such date (or the nearest preceding date) on the Trading Market on which the security is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) the volume weighted average price of the security for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the security is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the security are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share or unit of the security so reported, or (iv) in all other cases, the fair market value of a share or unit of the security as determined by the Company's Board of Directors in reliance on the advice of a nationally recognized independent investment banking firm retained and paid by the Company for this purpose.

(o)	“Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1 hereto representing such number of Warrants as is indicated on the face thereof.

(p)	“Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.

Section 2	Appointment of Warrant Agent

The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement (and no duties or obligations shall be inferred or implied). The Company may from time to time appoint such co-warrant agents as it may, in its sole discretion, deem necessary or desirable upon ten (10) days prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-warrant agents. In the event the Company appoints one or more co-warrant agents, the respective duties of the Warrant Agent and any co-warrant agent shall be as the Company shall reasonably determine; provided that such duties and determination are consistent with the terms and provisions of this Agreement.

Section 3	Form of Warrant Certificates

Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit 1 hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer or Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant”). Unless and until countersigned by the manual or facsimile signature of the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by a Holder (as defined below). Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

Section 4	Registration

The Warrant Agent shall maintain books (“Warrant Register”), for the registration of the original issuance and the registration of any transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders (as defined below) in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC (as defined below) eligible as of the Issuance Date, all of the Warrants shall be represented by one or more Book-Entry Warrants deposited with The Depository Trust Company (the “Depository” or “DTC”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrants; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Warrants are not DTC eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) Business Days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall, upon written instructions from the Company, provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrants, and the Company shall instruct the Warrant Agent to deliver to the Holders definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in substantially the form attached as Exhibit 1 hereto.

Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant which shall be the registered holder of such Warrants. As used herein, the term “Holder” refers only to a registered holder of the Warrants.

Notwithstanding the foregoing, (i) in the event the Depository can accommodate the Over-Subscription Privilege (as defined below), the Company shall have the right, in its sole discretion, to elect to cause the exercise of the Over-Subscription Privilege under this Agreement to be conducted through the Depository and in accordance with the procedures of the Depository after written notice to the Warrant Agent or (ii) the Company and the Warrant Agent may mutually agree to alter, waive, revise, adjust, change or modify any requirements, time periods or other mechanics of the process of exercising the Warrants. In the case of any such change pursuant to clause (i) or clause (ii) above, the Company shall issue a press release describing such process change to the extent such process change will affect the way any Holder must act to exercise their Warrant.

Section 5	Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates

(a)

Subject to the provisions of Section 13 hereof and the last sentence of this first paragraph of Section 5 and subject to applicable law, rules or regulations, restrictions on transferability that may appear on Warrant Certificates in accordance with the terms hereof or any “stop transfer” instructions the Company may give to the Warrant Agent in writing, at any time after the Close of Business on the date hereof, at or prior to the Close of Business on the earlier of the Calendar Expiration Date or the Trigger Expiration Date, any Warrant Certificate(s) may be transferred, split up, combined or exchanged for another Warrant Certificate(s), entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate(s) surrendered then entitled such holder to purchase. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the Holder thereof, or by a duly authorized attorney, together with any other reasonable requirements of the Warrant Agent which requirements, for any transfers, shall include reasonable evidence of authority to transfer. Such evidence of authority shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent. Thereupon, subject to the last sentence of this first paragraph of Section 5, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant, each Book-Entry Warrant may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants. The Company or Warrant Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

(b)

The Warrant Agent shall issue replacement Warrant Certificates in a form mutually agreed to by Warrant Agent and Company for those Warrant Certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent of an open penalty surety bond or other indemnity satisfactory to it and holding it and the Company harmless, absent notice to the Warrant Agent that such Warrant Certificates have been acquired by a bona fide purchaser, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent may, at its option, issue replacement Warrant Certificates for mutilated certificates upon presentation thereof without such indemnity. The Company may require the payment of a sum sufficient to cover any stamp or other tax or charge that may be imposed in connection with any such exchange. The Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(c)

The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, accompanied by appropriate instructions for transfer and any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

Section 6	Exercise of Warrants; Exercise Price; Calendar Expiration Date and Trigger Expiration Date; Exercise Date; Over-Subscription Privilege

(a)

The Warrants shall be exercisable commencing upon the date (the “Effective Date”) that is the earlier of (i) thirty (30) days prior to the Calendar Expiration Date, or (ii) the date on which the average VWAP for the Common Stock is greater than or equal to $52.00 per share for the prior thirty (30) consecutive Trading Day period (as adjusted for stock splits, stock dividends, combinations, reclassifications and similar events) (such date referred to in this clause (ii), the “Trigger”); provided, however, that, should the Trigger occur, the Warrants must be exercised by a Holder within thirty (30) days of the Company’s notification pursuant to Section 11(b) that such Trigger has occurred (the “Trigger Expiration Date”); provided, further, that, for the avoidance of doubt, the thirty (30) consecutive Trading Day period referred to in this Section 6(a) shall, if applicable, include only Trading Days beginning on or after the Issuance Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at the Close of Business on the earlier of the Calendar Expiration Date or the Trigger Expiration Date (the “Expiration Date”). The period between the Effective Date and the Close of Business on the earlier of the Calendar Expiration Date or the Trigger Expiration Date is referred to herein as the “Exercise Period.” Subject to the foregoing and the right to exercise the Over-Subscription Privilege set forth in Section 6(b), a Holder may exercise a Warrant by delivering, not later than 5:00 p.m., New York City time, on any Business Day during the Exercise Period to the Warrant Agent at its office designated for such purpose (i) the Warrants to be exercised (the “Book-Entry Warrants”) shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase the Warrant Shares underlying the Warrants to be exercised (an “Election to Purchase”), properly delivered by the Participant in accordance with the Depository’s procedures, and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company. The date on which any Warrant (or the Over-Subscription Privilege) is exercised or deemed to have been exercised (in accordance with Section 6(c), as applicable) is referred to as the “Exercise Date.”

(b)	Over-Subscription Privilege.

(i)

Any Holder that exercises such Holder’s Warrant(s) in full from and after the Effective Date until the applicable Expiration Date (the “Over-Subscription Period” and the last day of such period, the “Over-Subscription Deadline”), may, but is not obligated to, elect in the relevant Election to Purchase, subject to the terms set forth in this Section 6(b), to subscribe for any or all of the shares of Common Stock issuable pursuant to any outstanding but unexercised Warrants as of the Over-Subscription Deadline (the “Over-Subscription Privilege”). The number of shares of Common Stock that will be available in the aggregate to all Holders that exercise their Warrants pursuant to the Over-Subscription Privilege with respect to the Warrants will be the number of shares of Common Stock which are not subscribed for as of the Over-Subscription Deadline pursuant to the Basic Warrant Exercise Rights in respect of all outstanding but unexercised Warrants as of the Over-Subscription Deadline (such number of shares, the “Under-Subscribed Shares”).

(ii)

If the total number of Elected Over-Subscription Shares (as defined below) exceeds the Under-Subscribed Shares, each Holder who exercises the Over-Subscription Privilege in connection with the exercise of Warrants during the Over-Subscription Period will be allocated, with respect to each Election to Purchase, a pro rata percentage of the Under-Subscribed Shares equal to the percentage (the “Pro Rata Share”) that results from dividing (x) the number of Warrants exercised by such Holder pursuant to the relevant Election to Purchase during the Over-Subscription Period by (y) the number of Warrants exercised during the Over-Subscription Period by all Holders who elect to participate in the Over-Subscription Privilege, and the number of shares of Common Stock so allocated to such Holder in respect of such Election to Purchase will be the product (rounded down to the nearest whole multiple of a share) of (A) the Pro Rata Share and (B) the Under-Subscribed Shares. If the number of shares of Common Stock so allocated to the relevant Holder is greater than the Elected Over-Subscription Shares in respect of the relevant Exercise Notice, then such Holder will be allocated only such Elected Over-Subscription Shares. Any of the Under-Subscribed Shares that remain available as a result of the allocation described above being greater than a Holder’s over-subscription request will be allocated among all remaining Holders (if any) who exercised the Over-Subscription Privilege and whose initial allocations were less than the number of shares of Common Stock they requested. This second allocation will be made pursuant to the same formula described above (recalculating for this purpose the Pro Rata Share by reference to all remaining Holders as aforesaid) and repeated, if necessary, until all available Under-Subscribed Shares have been allocated or all over-subscription requests have been satisfied in full.

(iii)

The Over-Subscription Privilege may be exercised during the Over-Subscription Period in respect of any exercise of the Basic Warrant Exercise Right in the relevant Exercise Notice. Any such exercise of the Over-Subscription Privilege must be made in respect of such whole number of shares of Common Stock as is specified for this purpose by such Holder in the relevant Election to Purchase (such number of shares, the “Elected Over-Subscription Shares”). The payment for the Over-Subscription Privilege will be an amount in cash (the “Elected Over-Subscription Shares Amount”) equal to the product (rounded to the nearest cent, with half a cent being rounded upwards) of (x) the Elected Over-Subscription Shares and (y) the Exercise Price, and such payment will be made at the time of such exercise of the Basic Warrant Exercise Right (together with the payment required to be made in respect of such exercise of the Basic Warrant Exercise Right). Any excess payments received, including payments for any Elected Over-Subscription Shares that a Holder requested to purchase pursuant to the Over-Subscription Privilege but which were not allocated to such Holder, will be returned, without interest, promptly following the settlement date for exercises of Warrants during the Over-Subscription Period.

(iv)

All exercises of Warrants (including pursuant to any exercise of the Over-Subscription Privilege) that are fulfilled will be settled as soon as practicable following the Over-Subscription Deadline. No Warrants (including those Warrants subject to the Over-Subscription Privilege) shall be exercised after 5:00 p.m. New York City time on the Over-Subscription Deadline.

(v)

Calculations of the Under-Subscribed Shares and allocation of the Over-Subscription Privilege shall be made by the Company and the number of shares of Common Stock issuable in respect of any exercise of Warrants (including pursuant to any exercise of the Over-Subscription Privilege) shall be determined by the Company, in each case in accordance with Section 33.

(vi)

As soon as practicable following the Over-Subscription Deadline, the Warrant Agent shall provide notice to each Holder of its allocation, if any, of Under-Subscribed Shares pursuant to the Over-Subscription Privilege based upon an instruction letter received from the Company setting forth such information.

(vii)

The exercise of any Over-Subscription Privilege shall made in accordance with the protocol set forth on Exhibit A of the Notice of Election, or in accordance with such other procedures as shall be agreed by the Company and the Warrant Agent. If such procedures are not followed, the exercise of such Over-Subscription Privilege may not be valid.

(viii)	For the avoidance of doubt, all requests for exercises of Basic Warrant Exercise Rights and of any Over-Subscription Privilege must occur within the Exercise Period.

(c)

If any of (i) the Book-Entry Warrants, (ii) the Election to Purchase (including whether such Holder is exercising the Over-Subscription Privilege), or (iii) the Exercise Price therefor, is received by the Warrant Agent after 5:00 p.m., New York City time, the Warrants will be deemed to be received and exercised on the immediately succeeding Business Day. If the date specified as the exercise date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Close of Business on the earlier of the Calendar Expiration Date or the Trigger Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants (or the exercise of the Over-Subscription Privilege). The validity of any exercise of Warrants (or the exercise of the Over-Subscription Privilege) will be determined by the Company in its sole discretion and such determination will be final and binding upon the Holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Holder of the invalidity of any exercise of any Warrants (or the exercise of the Over-Subscription Privilege).

(d)

The Warrant Agent shall, for Book-Entry Warrants, within three (3) Business Days following the Exercise Date, advise the Company or the transfer agent and registrar in respect of (i) the number of Warrant Shares issuable upon such exercise (including the exercise of the Over-Subscription Privilege) in accordance with the terms and conditions of this Agreement, (ii) the instructions of each Holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (iii) in case of a Book-Entry Warrant, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or such transfer agent and registrar shall reasonably require.

(e)

The Company shall, by 5:00 p.m., New York City time, on the third (3rd) Business Day next succeeding the Exercise Date of any Warrant (including the exercise of the Over-Subscription Privilege) and the clearance of the funds in payment of the aggregate Exercise Price, execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Within three (3) Business Days of receipt of the Warrant Shares, the Warrant Agent shall transmit such Warrant Shares to, or upon the order of, such Holder.

(f)

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of any Warrants (including the exercise of the Over-Subscription Privilege); provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise (including the exercise of the Over-Subscription Privilege) to the Depository by crediting the account of the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

(g)

Notwithstanding the foregoing, the Company shall not be obligated to deliver any Warrant Shares pursuant to the exercise of a Warrant (including the exercise of the Over-Subscription Privilege) unless (i) a registration statement under the Securities Act with respect to the Warrant Shares issuable upon exercise of such Warrants (including the exercise of the Over-Subscription Privilege) is effective and a current prospectus relating to the Warrant Shares issuable upon exercise of the Warrants (including the exercise of the Over-Subscription Privilege) is available for delivery to the Holders or (ii) in the opinion of counsel to the Company, the exercise of the Warrants (including the exercise of the Over-Subscription Privilege) is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Holder resides. Warrants (including the Over-Subscription Privilege) may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful. In the event a registration statement under the Securities Act with respect to the Warrant Shares is not effective or a prospectus is not available, or because such exercise would be unlawful with respect to a Holder in any state, the Holder shall not be entitled to exercise such Warrants (including the exercise of the Over-Subscription Privilege) and such Warrants may have no value and expire worthless. The Company agrees to use its best efforts to maintain the effectiveness of a registration statement under the Securities Act of the Warrant Shares and ensure that a prospectus is available for delivery to the Holders until the expiration of the Warrants in accordance with the provisions of this Agreement. In addition, the Company agrees to use its best efforts to register the Warrant Shares under the blue sky laws of the states of residence of exercising Holders, if permitted by the blue sky laws of such jurisdictions, in the event that an exemption is not available.

(h)

In the event of any exercise, the Company shall instruct the Warrant Agent to record cost basis for newly issued Warrant Shares as reasonably determined by the Company promptly after such exercise and prior to processing by Warrant Agent. The Company shall provide all cost basis information to the Warrant Agent prior to the issuance of any Warrant Shares upon exercise of a Warrant.

Section 7	Cancellation and Destruction of Warrant Certificates

All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 8	Certain Representations; Reservation and Availability of Shares of Common Stock or Cash

(a)

This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)

As of April 25, 2025, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 2,916,829 shares are issued and outstanding and 582,233 shares of Common Stock are reserved for issuance upon exercise of the Warrants and not more than 255,230 shares of Common Stock are reserved for issuance upon exercise of employee stock. There are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c)

The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d)

The Warrant Agent will create a special account for the issuance of Warrants and Warrant Shares. The Company shall provide an opinion of counsel prior to the Issuance Date to set up a reserve of Warrants and Warrant Shares. The opinion shall state that:

(i)

the Warrants and the Warrant Shares are registered under the Securities Act, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants and the Warrant Shares;

(ii)

the Warrants are duly authorized, and, when issued and distributed by the Company in accordance with and in the manner described in the registration statement and the prospectus supplement, the Warrants will be validly issued, fully paid and non-assessable; and

(iii)

the Warrant Shares are duly authorized, and, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the registration statement, the prospectus supplement and the Warrants, will be validly issued, fully paid and non-assessable.

(e)

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrants or Warrant Shares. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant or the issuance or delivery of Warrant Shares in a name other than that of the Holder of the Warrant evidencing Warrants surrendered for exercise or to issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due.

Section 9	Common Stock Record Date

Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrants were duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

Section 10	Adjustment of Exercise Price, Number of Shares of Common Stock or Number of Warrants

The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 10.

(a)

Dividends, Subdivisions, Reclassifications or Combinations. The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or reclassification of Common Stock into a greater number of shares or the combination of or reclassification of Common Stock into a smaller number of shares, in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 x (OS0 / OS1)

where,

EP0	=	the Exercise Price in effect at the Close of Business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the record date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Upon each adjustment of the Exercise Price pursuant to this subsection (a), each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(b)

Certain Issuances of Convertible Securities. The issuance to all holders of Common Stock of rights, options or warrants entitling them to purchase shares of Common Stock for no consideration or for consideration at less than the Market Price ending on the Trading Day immediately preceding the announcement date of the issuance, in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0	=	the Exercise Price in effect at the Close of Business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the record date

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Price ending on the Trading Day immediately preceding the announcement date of the issuance of such rights, options or warrants

If such rights, options or warrants are not issued, the Exercise Price will remain the same as had a record date for such distribution not been fixed. Additionally, to the extent that Common Stock is not delivered after the expiration of such rights, options or warrants, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle their holders to subscribe for or purchase shares of Common Stock at less than the Market Price, and in determining the aggregate offering price of such shares, there shall be taken into account, among other things, any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise or conversion thereof, as determined in good faith by the Company’s Board of Directors (which good faith determination shall be conclusive and binding).

(c)

Other Distributions. The dividend or other distribution to all holders of Common Stock of shares of capital stock of the Company or a subsidiary (other than Common Stock), rights to acquire capital stock of the Company or a subsidiary or evidences of the Company’s indebtedness or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (a) or (b) above or (d) or (e) below) in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 x (SP0 — FMV) / SP0

where,

EP0	=	the Exercise Price in effect at the Close of Business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

SP0	=	the Market Price as of the record date

FMV	=

the Fair Market Value, on the record date, of the shares of capital stock, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this subsection (c) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “spin-off”), that are, or, when issued, will be, traded on a Trading Market, then the Exercise Price will instead be adjusted based on the following formula:

EP1	=	EP0 x MP0 / (FMV0 + MP0)

where,

EP0	=	the Exercise Price in effect at the Close of Business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

FMV0	=

the average of the VWAP of the capital stock or similar equity interests distributed to holders of the Common Stock applicable to one (1) share of Common Stock over the ten (10) consecutive Trading Days commencing on and including the third (3rd) Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the NYSE American or such other Trading Market that is at that time the principal market for the Common Stock

MP0	=

the average of the VWAP per share of the Common Stock over the 10 consecutive Trading Days commencing on and including the third (3rd) Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to the Common Stock on the NYSE American or such other Trading Market that is at that time the principal market for the Common Stock

The adjustment of the Exercise Price under this subsection (c) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the Business Day immediately following the record date for any spin-off. For purposes of determining the Exercise Price in respect of any exercise during a valuation period, references within the portion of this subsection (c) related to spin-offs to ten (10) Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from, and including, the ex-dividend date of such spin-off to, but excluding, the Exercise Date.

If any dividend or distribution described in this subsection (c) results in an adjustment to the Exercise Price but such dividend or distribution is not so made, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect had such dividend or distribution not been declared.

(d)

Cash Distributions. The Company makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (i) any cash that is distributed as part of a distribution referred to in clause (c) above, and (ii) any consideration payable in connection with a tender offer referred to in clause (e) below, in which event, the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 x (SP0 – C)/ SP0

where,

EP0	=	the Exercise Price in effect at the Close of Business on the record date

EP1	=	the Exercise Price in effect immediately after the record date

SP0	=	the Market Price as of the record date

C	=	the amount in cash per share distributed to holders of the Common Stock

If any distribution described in this subsection (d) results in an adjustment to the Exercise Price but such distribution is not so made, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect had such distribution not been declared.

(e)

Certain Repurchases. If the Company or one or more of its wholly owned subsidiaries purchases Common Stock in a tender offer subject to Rule 13e-4 under the Exchange Act (not including any exchange offer pursuant to Section 3(a)(9) of the Securities Act) where (i) the number of shares purchased in such tender offer exceeds 30% of the number of shares of Common Stock outstanding on the last date on which tenders may be made pursuant to such tender offer (the “offer expiration date”) and (ii) the cash and value of any other consideration included in the payment per share of Common Stock validly tendered exceeds the average VWAP for the Common Stock for each of the consecutive ten (10) Trading Days commencing with the Trading Day immediately after the offer expiration date, in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 x (SP1 x OS0) / (FMV + (SP1 x OS1))

where,

EP0	=	the Exercise Price in effect at the Close of Business on the offer expiration date

EP1	=	the Exercise Price in effect immediately after the offer expiration date

FMV	=

the Fair Market Value, on the offer expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered and not withdrawn as of the offer expiration date (the “Purchased Shares”)

OS1	=	the number of shares of Common Stock outstanding at the last time tenders may be made pursuant to such tender offer (the “Expiration Time”) less any Purchased Shares

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

SP1	=	the average VWAP for the Common Stock for each of the consecutive ten (10) Trading Days commencing with the Trading Day immediately after the Expiration Time

The adjustment of the Exercise Price under this subsection (e) will be made at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the offer expiration date, but will be given effect as of the open of business on the Business Day following the offer expiration date. For purposes of determining the Exercise Price in respect of any exercise during the ten (10) Trading Days commencing on, and including, the Trading Day next succeeding the offer expiration date, references within this subsection (e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the offer expiration date to, but excluding, the Exercise Date.

If the Company or one or more of its wholly owned subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer but is permanently prevented by applicable law from effecting any such purchase or all or any portion of such purchases are rescinded, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect had such tender offer not been made, or had only been made in respect of the purchases that had been effected.

(f)

Other Adjustments. In addition, the Company may, but shall not be required to, make such decreases in the Exercise Price, in addition to those required by this Section 10, as the Company’s Board of Directors considers to be advisable for any reason, including, without limitation, in order to avoid or diminish any income tax to any holders of shares of Common Stock or to any Holders of Warrants resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes or for any other reason; so long as the Company establishes a minimum period of ten (10) Business Days within which such price reduction will be in effect.

(g)

Record Date. For the purpose of this Section 10, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(h)

Adjustment Rules. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Exercise Price pursuant to this Section 10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(i)

Calculation of Adjustments. All calculations under the foregoing paragraphs (a), (b), (c), (d) and (e) shall be made to the nearest cent. No adjustment of the Exercise Price need be made under the foregoing paragraphs (a), (b), (c), (d) and (e) if such adjustment (together with any other carried-forward adjustments under this subsection (i)) would amount to a change in the Exercise Price of less than 1.0%; provided, however, that if an adjustment is not made by reason of this subsection (i), such amount shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

(j)	Excluded Transactions. No adjustment shall be made to the Exercise Price that would reduce the Exercise Price below the par value per share of Common Stock.

In addition, no adjustment to the Exercise Price shall be made:

(i)	as consideration for or to fund the acquisition by the Company of businesses and/or assets constituting a significant part of a business;
(ii)	in connection with a broadly marketed offering and sale of Common Stock or convertible securities for cash;
(iii)

upon the issuance of any shares of Common Stock or options or rights to purchase those shares or any other award that relates to or has a value derived from the value of the Common Stock or other securities of the Company, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(iv)	for a change in the par value or no par value of the Common Stock; or
(v)

upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, Common Stock that was outstanding as of the date the Warrants were first issued.

(k)

Adjustment to Warrant Certificates. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificates that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificates or the rights, duties, liabilities or protections of the Warrant Agent, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for any outstanding Warrant Certificates or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to the Warrant Certificates or this Agreement as a result of an adjustment pursuant to this Section 10 shall require the consent of the Holders of the Warrants or the Warrant Agent.

Section 11	Certification of Adjusted Exercise Price or Number of Shares of Common Stock; Notification of Exercise Period and Calendar Expiration Date or Trigger Expiration Date

(a)

Whenever any adjustment is made pursuant to Sections 10 or 12, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within fifteen (15) days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall, within fifteen (15) days after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform the mailing), cause a similar notice to be mailed to each Holder.

(b)

The Company will monitor the VWAP of the Common Stock. Within four (4) Business Days after the first (1st) Trading Day after the Issuance Date on which the Common Stock has an average VWAP that is greater than or equal to $52.00 per share for thirty (30) consecutive Trading Days (as adjusted for stock splits, stock dividends, combinations, reclassifications and similar events), the Company will instruct the Warrant Agent to give all Holders notice that the Trigger has occurred and that the thirty (30)-day exercise period referred to in Section 6(a) has commenced, and to provide instructions on how to exercise Warrants during the Exercise Period. The Company will issue a press release and file a Current Report on Form 8-K to notify the public if Trigger has occurred promptly, and the Exercise Period shall commence on the date that such press release is issued and Current Report on Form 8-K is filed. The Company shall notify the Warrant Agent in writing of the commencement of the Exercise Period and the Warrant Agent shall not be deemed to have knowledge of the commencement of the Exercise Date unless and until it shall have received such notice.

(c)

If the Warrants become exercisable on or prior to the date that is six (6) weeks prior to the Calendar Expiration Date because the Trigger has occurred, then the Warrant Agent will, upon written instruction from the Company, notify DTC and transmit to each Holder exercise forms detailing the terms and procedure for exercise of the Warrants. Upon the exercise of Warrants in accordance with Section 6, the Warrant Agent shall forward the proceeds from the Warrant exercises to the Company in accordance with Section 6(c); provided, that Warrant Shares delivered pursuant to the exercise of the Over-Subscription Privilege will be delivered as promptly as practicable following the Over-Subscription Deadline.

Section 12	Reclassification, Consolidation, Purchase, Combination, Sale or Conveyance

In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 10), the Holder’s right to receive shares of Common Stock issuable upon exercise of a Warrant shall be converted into the right to exercise a Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a “Unit of Reference Property”); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Holder’s right to exercise such Warrant in exchange for a Unit of Reference Property pursuant to this paragraph. If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock per share of Common Stock. For the purposes of this section, “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

Section 13	Fractional Warrants; Fractional Exercise

(a)

The Company shall not issue fractions of Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a fraction of a Warrant.

(b)

Warrants may be exercised only in whole numbers of Warrant Shares. If any fractional Warrant would otherwise be required to be issued or distributed in accordance with the terms hereof, the Warrant Agent shall first aggregate the total number of Warrants to be issued to the relevant Holder and then round down the total number to the nearest whole number and no cash or other adjustment will be made in lieu of the fraction of a Warrant so rounded down.

(c)

If fewer than all of the Warrants evidenced by a Book-Entry Warrant are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

(d)	The holder of a Warrant by the acceptance of the Warrant expressly waives its right to receive any fractional Warrant or any fractional Warrant Shares upon exercise of a Warrant.

Section 14	Agreement of Warrant Certificate Holders

Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

(a)

the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the office or offices of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and all other information and documents required hereunder; and

(b)

the Company and the Warrant Agent may deem and treat the Holder of the Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Section 15	Holder Not Deemed a Stockholder

No Holder, solely in its capacity as an owner of a Warrant, shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon such Holder, solely in its capacity as an owner of a Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or distributions or subscription rights, or otherwise, until the Warrant or Warrants have been exercised in accordance with the provisions hereof.

Section 16	Concerning the Warrant Agent

The Company agrees to pay to the Warrant Agent, in accordance with a mutually agreed upon fee schedule, reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any and all liability, judgment, fine, penalty, claim, demand, settlement, cost, expense (including reasonable fees of its legal counsel), loss or damage, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability for any actions taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liability, judgment, fine, penalty, claim, demand, settlement, cost, expense, loss or damage incurred or suffered by the Warrant Agent as a result of, or arising out of, its own gross negligence, bad faith, or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction).

From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to the Chief Executive Officer, the Chief Financial Officer or the Corporate Controller of Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any instructions by such officers of the Company or upon the advice or opinion of legal counsel for the Company. The Warrant Agent shall not be held to have notice of any change of authority of any such officer of the Company until receipt of written notice thereof from the Company.

To the extent the Company is not also a party to an action, proceeding, suit or claim against the Warrant Agent concerning this Agreement or the performance by the Warrant Agent of its duties hereunder, the Warrant Agent shall, as promptly as practicable, notify the Company thereof in writing in accordance with Section 21 of the assertion of such action, proceeding, suit or claim against the Warrant Agent, after the Warrant Agent has actual notice of such assertion of an action, proceeding, suit or claim or has been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice shall not affect the rights of the Warrant Agent hereunder, except to the extent a court of competent jurisdiction determines that such failure actually prejudiced the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. The Warrant Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

Notwithstanding anything to the contrary herein, the Warrant Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement or any Warrant, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid under this Agreement by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement (including the fees for services set forth in the mutually agreed upon fee schedule) shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

The provisions of this Section 16, Section 18, and Section 30 below shall survive the expiration of the Warrants and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent in accordance with the terms hereof.

Section 17	Purchase or Consolidation or Change of Name of Warrant Agent

Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the stockholder services of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 18	Duties of Warrant Agent

The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders shall be bound:

(a)

The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such opinion.

(b)

Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company and by the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c)

The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction).

(d)

The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)

The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under any provision of this Agreement (including Sections 10 or 12) or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

(f)

The Company shall perform, execute, acknowledge and deliver, or cause to be performed, acknowledged, executed and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(g)

The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the Chief Financial Officer or the Corporate Controller of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer.

(h)

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody's Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(i)

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(j)

The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(k)

The Warrant Agent shall not be obligated to take any legal or other action hereunder which might, in its reasonable judgment, subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it.

(l)

The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(m)

The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(n)

The Warrant Agent shall act hereunder solely as agent for the Company. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

Section 19	Change of Warrant Agent

The Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Warrant Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by a Holder (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders. However, failure to give any notice provided for in this Section 19, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 20	Issuance of New Warrant Certificates

Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 21	Notices

Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by any Holder to or on the Company, (ii) subject to the provisions of Section 19, by the Company or by any Holder to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to any Holder, shall be deemed given (x) on the date delivered, if delivered personally or via email (other than to the Warrant Agent), (y) on the first (1st) Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the fourth (4th) Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

M-tron Industries, Inc. 2525 Shader Road Orlando, Florida 32804 Attention: Cameron Pforr Email: *****

with a copy to:

Barnes & Thornburg LLP 1600 West End Avenue, Suite 800 Nashville, TN 37203-3494 Attention: Taylor K. Wirth Email: *****

(b)	If to the Warrant Agent, to:

Computershare Inc. Computershare Trust Company, N.A. 150 Royall Street Canton, Massachusetts 02021 Attention: Client Administration

(c)

If to any Holder, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company provided that the Warrant Agent shall have no duty to deliver such notice to any Holder unless Company specifically directs the Warrant Agent to do so in such notice.

Section 22	Supplements and Amendments

(a)

The Company and the Warrant Agent may from time to time supplement or amend this Agreement in writing signed by the Company and the Warrant Agent, without the consent or approval of any Holders in order to cure any ambiguity or to cure, correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to add, change or eliminate any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which the Company and the Warrant Agent deem shall not adversely affect the interests of any Holders.

(b)

In addition to the foregoing, with the consent of the Holders entitled, upon exercise of Warrants, to receive not less than a majority of the Warrant Shares issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided, however, that, notwithstanding the foregoing, the Company may, in its reasonable discretion and without the consent of the Holders or the Warrant Agent, extend the Exercise Period in the event the Trigger has occurred to a date that is no later than the Calendar Expiration Date; provided, further, that the Company shall provide the Warrant Agent with prompt written notification of any extension of the Exercise Period and of the date which the Exercise Period has been extended to.

(c)

No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 22. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but shall not be required or obligated to, enter into or execute any supplement or amendment to this Agreement that it has reasonably determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.

Section 23	Successors

All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 24	Benefits of this Agreement

Nothing in this Agreement shall be construed to give any Person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

Section 25	Governing Law

This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 26	Counterparts

This Agreement may be executed in any number of original or facsimile counterparts (by manual or facsimile signature) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 27	Captions

The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 28	Information

The Company agrees to promptly provide the Holders the information it is required to provide to the holders of the Common Stock.

Section 29	Force Majeure

Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 30	Consequential Damages

Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 31	Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 32	Entire Agreement

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, this Agreement shall prevail. The Company shall not amend any provisions of the Warrant Certificate without the prior consent of the Warrant Agent, not to be unreasonably withheld or delayed.

Section 33	Calculations

The Company will be responsible for making all calculations and other determinations under this Warrant Agreement and the Warrants. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on Holders of the Warrants and the Warrant Agent. The Company will provide with reasonable notice a schedule of the calculations and determinations made by the Company to the Warrant Agent. The Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Company without independent verification.

[Signature Page Follows on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

M-TRON INDUSTRIES, INC.

By:	/s/ Cameron Pforr
Name: Cameron Pforr
Title: Interim Chief Executive Officer and Chief Financial Officer

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent On behalf of both parties

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Senior Manager, Corporate Actions

Exhibit 1

[FORM OF WARRANT CERTIFICATE]

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

M-TRON INDUSTRIES, INC.

No. ___________	CUSIP 55380K125

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase
Common Stock, par value of $0.01 per share, as described herein.

VOID AFTER 5:00 p.m., NEW YORK CITY TIME,
ON THE EARLIER OF THE CALENDAR EXPIRATION DATE OR THE TRIGGER EXPIRATION DATE

This Warrant Certificate (“Warrant Certificate”) certifies that _______________ or its registered assigns is the registered holder (the “Holder”) of a Warrant (the “Warrant”) of M-tron Industries, Inc., a Delaware corporation (the “Company”). Every five (5) Warrants entitle the holder, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase one (1) share (the “Warrant Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the Exercise Price (as defined below), plus the number of shares of Common Stock that the Holder validly elects pursuant to the Over-Subscription Privilege, as described in the Warrant Agreement (as defined below). The price per share at which each Warrant Share may be purchased at the time each Warrant is exercised is $47.50 initially, subject to adjustments as set forth in the Warrant Agreement (the “Exercise Price”).

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of April 25, 2025 (the “Warrant Agreement”), by and among the Company, Computershare Inc., a Delaware corporation (“Computershare”), and the Warrant Agent (as defined below), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the below-mentioned office of the Warrant Agent and at the office of the Company at 2525 Shader Road, Orlando, Florida, 32804. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby shall be exercisable commencing upon the date (the “Effective Date”) that is the earlier of (i) thirty days prior to the Calendar Expiration Date (as defined below) or (ii) the date on which the average VWAP for the Common Stock is greater than or equal to $52.00 per share for the prior thirty (30) consecutive Trading Day period (as adjusted for stock splits, stock dividends, combinations, reclassifications and similar events) (such date referred to in this clause (ii), the “Trigger”); provided, however, that, should the Trigger occur, the Warrants must be exercised by a Holder within thirty (30) days of the Company’s notification pursuant to Section 11(b) of the Warrant Agreement that such Trigger has occurred (the “Trigger Expiration Date”); provided, further, that, for the avoidance of doubt, the thirty (30) consecutive Trading Day period referred to above shall, if applicable, include only Trading Days beginning on or after the date the Warrants are issued. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under the Warrant Agreement shall cease, at the 5:00 p.m., New York City time, on the earlier of April 25, 2028 (the “Calendar Expiration Date”) or the Trigger Expiration Date. The period between the Effective Date and 5:00 p.m., New York City time, on the earlier of the Calendar Expiration Date or the Trigger Expiration Date is referred to herein as the “Exercise Period”.

The Holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 p.m., New York City time, on any Business Day during the Exercise Period to Computershare and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company”, and together with Computershare, the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement) at 150 Royall Street, Canton, Massachusetts 02021, Attention: Client Administration, (i) the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly completed and duly executed by the Holder hereof on the reverse of this Warrant Certificate or properly delivered in accordance with the Depository’s procedures by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Company.

As used herein, the term “Business Day” means any day other than a Saturday, Sunday, any day which is a federal legal holiday in the United States or a day on which the New York Stock Exchange Inc. or banking institutions in the state of New York are authorized or obligated by law or executive order to close.

Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of Common Stock or other consideration in lieu of physical settlement in shares of Common Stock.

Warrants may be exercised only in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 3 of the Warrant Agreement, and delivered to the Holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the security is then listed or quoted on a Trading Market, the daily volume weighted average price of the security for such date (or the nearest preceding date) on the Trading Market on which the security is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) the volume weighted average price of the security for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the security is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the security are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share or unit of the security so reported, or (iv) in all other cases, the fair market value of a share or unit of the security as determined by the Company's Board of Directors in reliance on the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose.

The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 10 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate and all other documents and information required under Section 5 of the Warrant Agreement at the office or offices of the Warrant Agent designated for such purpose, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the Holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ______________ ____, 20__

M-TRON INDUSTRIES, INC.

By:
Name:
Title:

COMPUTERSHARE INC., and
COMPUTERSHARE TRUST COMPANY, N.A.
as Warrant Agent

By:
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the Holder must, by 5:00 p.m., New York City time, on the earlier of the Calendar Expiration Date or the Trigger Expiration Date deliver to the Warrant Agent at its office designated for such purpose, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 p.m., New York City time, on the exercise date specified below or the Warrants will be deemed to be received and exercised on the immediately succeeding Business Day.

For the protocol for exercise of the Over-Subscription Privilege, see Exhibit A to the Election to Purchase.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), __________ Warrants, evidenced by this Warrant Certificate, to purchase, __________ shares (the “Warrant Shares”) of Common Stock, par value of $0.01 per share (the “Common Stock”) of M-tron Industries, Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date, such Holder has tendered payment for such Warrant Shares by certified or official bank check payable to the order of the Company c/o Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent, 150 Royall Street, Canton, Massachusetts 02021, Attention: Client Administration, or by bank wire transfer in immediately available funds payable to the Company at Account No. [ ], in each case in the amount of $_______ in accordance with the terms hereof.

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder of the Warrant Certificate unless otherwise specified in the instructions below.

The maximum number of shares of Common Stock that Holder subscribes for pursuant to the Over-Subscription Privilege is ________________ .

If a Holder has elected to purchase Under-Subscribed Shares pursuant to the Over-Subscription Privilege, Holder hereby agrees with the Company that, in the event and to the extent that such Holder’s Over-Subscription Privilege election is satisfied, the Holder will deliver concurrently with delivery of this Election to Purchase tender payment of the Elected Shares Over-Subscription Amount by certified or official bank check payable to the order of the Company c/o Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent, 150 Royall Street, Canton, Massachusetts 02021, Attention: Client Administration, or by bank wire transfer in immediately available funds payable to the Company at Account No. [ ], in each case in the amount of $_______ in accordance with the terms hereof. Any excess payments received, including payments for additional shares of Common Stock a Holder requested to purchase pursuant to the Over-Subscription Privilege but which were not allocated to such Holder, will be returned, without interest, promptly following the settlement date for exercises of Warrants during the Over-Subscription Period.

Dated: ______________ __, ____

Name __________________________

(Please Print)

/ / / / - / / / - / / / / /

(Insert Social Security or Other Identifying Number of Holder)

Address

Signature __________________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
Attention: Client Administration

By mail at:	Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
Attention: Client Administration

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares are to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which Warrant Shares are to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, is to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Date:

Signature

Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder hereof or are to be delivered to an address other than the address of such Holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20

EXHIBIT A

Protocol for Exercise of Over-Subscription Privilege

1.

The Holder shall deliver the Election to Purchase, along with a statement in writing that the Holder desires to exercise Warrant(s) and elect to purchase Under-Subscribed Shares pursuant to the Over-Subscription Privilege.

2.

The Holder or the relevant member of, or participant in, the Depository (“Agent Members”) shall use the Depository’s Participant Subscription Offer Program (“PSOP”) to withdraw the Holder’s beneficial interest in the Warrants being exercised from their book-entry accounts with the Depository and to transfer such Warrants to the Warrant Agent.

3.

The Holder will make payment of the Exercise Price and Elected Over-Subscription Shares Amount in cash as instructed by the Warrant Agent. The Warrant Agent shall provide the Depository with any confirmations or acknowledgments reasonably necessary for the transfers described in Item 2 above to occur.

4.

Following the transfers of Warrants described above, the Warrant Agent shall transfer the Warrant Shares pursuant to the exercise of the Basic Warrant Subscription Right or an exercise of the Over-Subscription Privilege as set forth in Section 6(b)(iv) of the Warrant Agreement, in each case to the relevant Agent Member through PSOP.

5.	All Warrants transferred to the Warrant Agent or pursuant to this protocol shall be cancelled.

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ____________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

The rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20